EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John J. Guinee, President of Constitution Capital Access Fund, LLC, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended March 31, 2024 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ John J. Guinee
John J. Guinee
President and Principal Executive Officer
June 7, 2024

I, YooMee Kim, Treasurer of Constitution Capital Access Fund, LLC, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended March 31, 2024 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ YooMee Kim
YooMee Kim
Treasurer and Principal Financial Officer
June 7, 2024

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.